UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2021

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225 Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Terra Tech Corp. (the “Company”) previously disclosed that in connection with the resignation of Derek Peterson, former member of the Board and Chief Strategy Officer, it agreed to the conversion of his Series A Preferred Stock, and that immediately prior to the conversion of his Series A Preferred Stock, the Company intended to file an amendment to the Series A Preferred Stock certificate of designation (the “COD Amendment”). On January 26, 2021, the Company filed the COD Amendment with the Secretary of State of the State of Nevada.

Each share of Series A Preferred Stock was initially convertible into one share of the Company’s common stock. Pursuant to the COD Amendment, each share of Series A Preferred Stock is convertible into (i) 4,121,428.5 fully paid and nonassessable shares of common stock and (ii) 1,236,263.75 common stock purchase warrants, each exercisable at $0.01 for the purchase of one share of the Company’s common stock, which warrants expire in June 2026, and are subject to other customary terms and conditions.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Series A Preferred Stock certificate of designation, dated January 26, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Dated: February 1, 2021	By:	/s/ Francis Knuettel II
Francis Knuettel II
Chief Executive Officer

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